UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 17, 2005

Hudson Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

275 North Middletown Road Pearl River, New York	10965
(Address of Principal Executive Offices)	(Zip Code)

(845) 735-6000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

    On January 17, 2005, the Board of Directors of Hudson Technologies, Inc. (the "Registrant") approved the award of cash bonuses to the following individuals: James R. Buscemi, Brian F. Coleman, Charles F. Harkins, Stephen P. Mandracchia and Kevin J. Zugibe (collectively, the "Executive Officers"), as well as to several other key employees of the Registrant. The amount of the bonuses to be paid to the Executive Officers are as follows:

James R. Buscemi, the Registrant's Chief Financial Officer, will receive a total cash bonus of $18,450;

Brian F. Coleman, the Registrant's President and Chief Operating Officer, will receive a total cash bonus of $48,000;

Charles F. Harkins, the Registrant's Vice President of Sales, will receive a total cash bonus of $53,450;

Stephen P. Mandracchia, the Registrant's Secretary and Vice President Legal and Regulatory, will receive a total cash bonus of $33,450;

Kevin J. Zugibe, the Registrant's Chief Executive Officer and Chairman, will receive a total cash bonus of $62,750.

The cash bonuses will be paid to the Registrant's Executive Officers during the first and second quarters of 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON TECHNOLOGIES, INC.

Date: January 20, 2005	By:	/S/ Stephen P. Mandracchia
Name: Stephen P. Mandracchia
Title: Vice President Legal & Regulatory, Secretary